Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports First Quarter 2025 Results

•Net income of $18.1 million, or $0.93 per diluted share, for the three months ended March 31, 2025 compared to net income of $13.7 million, or $0.71 per diluted share, for the three months ended December 31, 2024; the first quarter of 2025 included $1.6 million in expenses related to the merger compared to $3.9 million in expenses related to the merger and $0.5 million for a legal settlement for the fourth quarter of 2024;
•Excluding the impact of the non-recurring charges referenced above, net of taxes, net income and diluted earnings per share were $19.3 million(1) and $1.00(1), respectively, for the first quarter of 2025 compared to $16.7 million(1) and $0.87(1), respectively, for the fourth quarter of 2024;
•Net interest margin, on a tax equivalent basis, was 4.00% in the first quarter of 2025 compared to 4.05% in the fourth quarter of 2024; the net accretion impact of purchase accounting marks was $6.9 million of net interest income, which represents 51 basis points of net interest margin for the first quarter of 2025 compared to $7.2 million of net interest income, which represents 52 basis points of net interest margin for the fourth quarter of 2024;
•Return on average assets was 1.35% and return on average equity was 13.98% for the three months ended March 31, 2025, compared to 1.00% and 10.54% for the return on average assets and return on average equity, respectively, for the three months ended December 31, 2024;
•Excluding the impact of non-recurring charges referenced above, net of taxes, adjusted return on average assets was 1.45%(1) and adjusted return on average equity was 14.97%(1) for the three months ended March 31, 2025 compared to 1.22% and 12.86%, respectively, for the three months ended December 31, 2024;
•Commercial loans declined by $49.7 million, or 2%, from December 31, 2024 to March 31, 2025 due primarily to strategic actions to reduce risk in the portfolio in an uncertain economic environment, including reducing commercial real estate ("CRE") loan concentrations;
•Noninterest expense decreased by $4.7 million from $42.9 million for the three months ended December 31, 2024 to $38.2 million for the three months ended March 31, 2025; salaries and benefits expense declined by $2.0 million from the fourth quarter of 2024 to the first quarter of 2025; merger-related expenses decreased by $2.3 million;
•Recovery of $0.6 million was recorded for the provision for credit losses for the three months ended March 31, 2025 compared to expense of $2.1 million for the three months ended December 31, 2024; the decrease in loans contributed to the negative provision for credit losses during the first quarter of 2025; during the fourth quarter of 2024, the provision was driven by charge-offs of $3.0 million;
•Total risk-based capital ratio was 13.1% at March 31, 2025 compared to 12.4% at December 31, 2024; the Tier 1 leverage ratio increased to 8.6% at March 31, 2025 compared to 8.3% at December 31, 2024; all capital ratios applicable to the Company were above relevant regulatory minimum levels to be deemed "well capitalized" under current bank regulatory guidelines;
•Tangible common equity increased to 7.9% at March 31, 2025 compared to 7.5% at December 31, 2024;
•Tangible book value per common share(1) increased to $21.99 per share at March 31, 2025 compared to $21.19 per share at December 31, 2024;
•The Board of Directors declared a cash dividend of $0.26 per common share, payable May 13, 2025, to shareholders of record as of May 6, 2025.

(1) Non-GAAP measure. See Appendix A for additional information.

HARRISBURG, PA (April 22, 2025) -- Orrstown Financial Services, Inc. (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended March 31, 2025. Net income totaled $18.1 million for the three months ended March 31, 2025, compared to net income of $13.7 million for the three months ended December 31, 2024 and net income of $8.5 million for the three months ended March 31, 2024. Diluted earnings per share was $0.93 for the three months ended March 31, 2025, compared to diluted earnings per share of $0.71 for the three months ended December 31, 2024 and diluted earnings per share of $0.81 for the three months ended March 31, 2024. For the first quarter of 2025, excluding the impact of merger-related expenses, net of taxes, net income and diluted earnings per share were $19.3 million(1) and $1.00(1), respectively. For the fourth quarter of 2024, excluding the impact of merger-related expenses and other non-recurring charges, net of taxes, net income and diluted earnings per share were $16.7 million(1) and $0.87(1), respectively. For the first quarter of 2024, excluding the impact of the merger-related expenses, net of taxes, net income and diluted earnings per share were $9.2 million(1) and $0.88(1), respectively.
“While operating results continued to be impacted by merger-related expenses, core earnings were solid and net interest margin remained strong,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “We do not believe that merger-related expenses will be material going forward and expect operating results to normalize beginning later in the second quarter. A significant amount of our focus has been on completing a system conversion and creating a strong foundation for growth. The deliberate steps we have taken in the last few quarters to protect credit quality, build liquidity and enhance our capital ratios after the merger were intended to position the Company for growth, including the ability to accelerate commercial lending for strong credits and take advantage of strategic opportunities as they arise. We remain optimistic about the future, both in the short and long term.”

(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment decreased by $55.2 million and totaled $3.9 billion at both March 31, 2025 and December 31, 2024. The decrease from the fourth quarter of 2024 was primarily due to strategic actions to reduce risk in the portfolio, including reducing CRE loan concentrations.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $25.8 million to $855.5 million at March 31, 2025 from $829.7 million at December 31, 2024. During the first quarter of 2025, the Bank purchased $39.6 million of investment securities and net unrealized gains were $3.8 million. These increases were partially offset by paydowns of $18.4 million. The overall duration of the Company's investment securities portfolio was 4.3 years at March 31, 2025 compared to 4.1 years at December 31, 2024. See Appendix B for a summary of the Bank's investment securities at March 31, 2025, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the first quarter of 2025, deposits increased by $10.6 million and totaled $4.6 billion at both March 31, 2025 and December 31, 2024. Interest-bearing demand deposits, non-interest bearing demand deposits and savings deposits increased by $52.5 million, $38.0 million and $4.1 million, respectively, from December 31, 2024 to March 31, 2025. These increases were partially offset by decreases in time deposits of $47.5 million and money market deposits of $36.5 million during the first quarter of 2025. The Bank has experienced some reductions in higher yielding promotional balances, but has been successful in retaining or replacing those deposits through demand deposit accounts. The Bank's loan-to-deposit ratio decreased slightly to 84% at March 31, 2025 from 85% at December 31, 2024.
Borrowings
The Bank actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $100.3 million at March 31, 2025 compared to $115.4 million at December 31, 2024 due to the maturity of a $15 million FHLB advance during the first quarter of 2025. The Bank seeks to maintain sufficient liquidity to ensure client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of approximately $1.8 billion at March 31, 2025.

Income Statement
Net Interest Income and Margin
Net interest income was $48.8 million for the three months ended March 31, 2025 compared to $50.6 million for the three months ended December 31, 2024. The net interest margin, on a tax equivalent basis, decreased to 4.00% in the first quarter of 2025 from 4.05% in the fourth quarter of 2024, which was impacted by the Federal Funds rate cuts in the fourth quarter of 2024. Overall, the yield on loans declined by 23 basis points and the cost of deposits declined by 15 basis points from the fourth quarter of 2024 to the first quarter of 2025.
The net interest margin was positively impacted by the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $6.9 million, which represented 51 basis points of net interest margin during the first quarter of 2025. During the fourth quarter of 2024, the net accretion impact of purchase accounting marks was $7.2 million, which represented 52 basis points of net interest margin. Funding costs continue to decline as market rates have been reduced.
Interest income on loans, on a tax equivalent basis, decreased by $4.7 million to $63.4 million for the three months ended March 31, 2025 compared to $68.1 million for the three months ended December 31, 2024. Average loans decreased by $51.6 million during the three months ended March 31, 2025 compared to the three months ended December 31, 2024. There were also two fewer days in the first quarter of 2025 compared to the fourth quarter of 2024. The accretion of purchase accounting marks on loans totaled $6.6 million during the first quarter of 2025 compared to $7.6 million during the fourth quarter of 2024. This decrease reduced net interest margin by six basis points during the first quarter of 2025.
Interest income on investment securities, on a tax equivalent basis, was $10.1 million for the first quarter of 2025 compared to $9.9 million in the fourth quarter of 2024. Average investment securities increased by $15.7 million during the three months ended March 31, 2025 compared to the three months ended December 31, 2024 primarily due to the aforementioned purchases.
Interest expense, on a tax equivalent basis, decreased by $2.6 million to $26.8 million for the three months ended March 31, 2025 compared to $29.4 million for the three months ended December 31, 2024. Average interest-bearing deposits decreased by $77.1 million during the three months ended March 31, 2025 compared to the three months ended December 31, 2024. The cost of interest-bearing deposits declined by 16 basis points from the fourth quarter of 2024 to the first quarter of 2025. In addition, interest expense includes $0.6 million and $0.9 million of amortization of purchase accounting marks for the three months ended March 31, 2025 and December 31, 2024, respectively.
Provision for Credit Losses
The allowance for credit losses ("ACL") on loans decreased to $47.8 million at March 31, 2025 from $48.7 million at December 31, 2024. The ACL to total loans was 1.23% at March 31, 2025 compared to 1.24% at December 31, 2024. The Company recorded a recovery in the provision for credit losses on loans of $0.6 million for the three months ended March 31, 2025 compared to provision expense of $2.1 million for the three months ended December 31, 2024. Net charge-offs were $0.3 million for the three months ended March 31, 2025 compared to $3.0 million for the three months ended December 31, 2024. During the fourth quarter of 2024, the Bank sold $6.0 million of loans, most of which were C&I loans, which resulted in a charge-off totaling $0.6 million. There was a corresponding $0.6 million of purchase accounting accretion associated with these loans during the fourth quarter of 2024.
Classified loans decreased by $12.4 million to $76.2 million at March 31, 2025 from $88.6 million at December 31, 2024 primarily due to repayments. Non-accrual loans decreased by $1.4 million to $22.7 million at March 31, 2025 from $24.1 million at December 31, 2024. Nonaccrual loans to total loans decreased to 0.59% at March 31, 2025 compared to 0.61% at December 31, 2024. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts. Substantial efforts have been made in the last few quarters to reduce risk in the loan portfolio and properly position the Bank for future growth
Noninterest Income
Noninterest income increased by $0.4 million to $11.6 million in the three months ended December 31, 2024 from $11.2 million in the three months ended December 31, 2024.
Wealth management income increased by $0.5 million to $5.4 million for the three months ended March 31, 2025 compared to $4.9 million for the three months ended December 31, 2024. While current market conditions are expected to negatively impact wealth management fees in the near term, the team continues to focus on alternative revenue sources and seeks to continuously grow the business.

Income from service charges was $2.4 million for the three months ended March 31, 2025 compared to $2.1 million for the three months ended December 31, 2024. There were reduced service charges in the fourth quarter due to fee waivers provided to clients in the post-conversion period from November through the end of the year.
Income from mortgage banking activities decreased from $0.5 million in the three months ended December 31, 2024 to $0.3 million in the three months ended March 31, 2025. This decrease was primarily due to a reduction in the fair value of mortgage servicing rights, which was driven by interest rate movements in the first quarter of 2025.
Noninterest Expenses
Noninterest expenses decreased by $4.7 million to $38.2 million in the three months ended March 31, 2025 from $42.9 million in the three months ended December 31, 2024.
For the three months ended March 31, 2025, merger-related expenses totaled $1.6 million, a decrease of $2.3 million, compared to $3.9 million for the three months ended December 31, 2024. The merger costs incurred during the first quarter of 2025 included software conversion costs and professional fees associated with the conversion and the external audit. While the Company expects to incur some residual merger-related expenses in the second quarter of 2025, they are not expected to be significant.
Salaries and benefits expense decreased by $2.0 million to $20.4 million for the three months ended March 31, 2025 compared to $22.4 million for the three months ended December 31, 2024. The decrease during the first quarter of 2025 is reflective of the continued synergies being achieved as a result of the merger. The generated savings are being partially offset by investments in talent designed to prepare the Company for additional growth and further enhance operational efficiency. In addition, salaries and benefits expense is typically elevated during the first quarter of the year due to employee benefit costs, including social security and unemployment taxes.
Professional services expense increased by $0.2 million from the three months ended December 31, 2024 to the three months ended March 31, 2025. The Company continued to utilize an elevated level of third-party assistance to enhance daily functions and operational processes throughout the organization. It is anticipated that the reliance on these services will decline in the second quarter of 2025.
Taxes other than income increased by $1.3 million in the three months ended March 31, 2025 compared to the three months ended December 31, 2024. This increase reflects an increase in the estimated state shares tax expense and the impact of certain tax credits recognized during the fourth quarter of 2024.
Income Taxes
The Company's effective tax rate was 20.7% for the first quarter of 2025 compared to 20.1% for the fourth quarter of 2024. The Company's effective tax rate for the three months ended March 31, 2025 is less than the 21% federal statutory rate primarily due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits partially offset by the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the impact of nondeductible merger-related costs. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $532.9 million at March 31, 2025 compared to $516.7 million at December 31, 2024. The increase is due to net income of $18.1 million and other comprehensive income of $4.7 million, primarily due to an increase in unrealized gains in the investment portfolio, partially offset by dividend payments of $5.0 million and share-based compensation activity of $1.6 million.

Tangible book value per share(1) increased to $21.99 per share at March 31, 2025 from $21.19 per share at December 31, 2024.
The Company's tangible common equity ratio was 7.9% at March 31, 2025 compared to 7.5% at December 31, 2024. The Company's total risk-based capital ratio was 13.1% at March 31, 2025 compared to 12.4% at December 31, 2024 driven by earnings and the effect of the decrease in loans on risk weighted assets. The Company's Tier 1 leverage ratio increased to 8.6% at March 31, 2025 compared to 8.3% at December 31, 2024 driven by earnings during the first quarter of 2025.
At March 31, 2025, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended
	March 31,	March 31,
(In thousands)	2025	2024

Profitability for the period:
Net interest income	$48,761	$26,881
(Recovery of) Provision for credit losses	(554)	298
Noninterest income	11,624	6,630
Noninterest expenses	38,176	22,469
Income before income tax expense	22,763	10,744
Income tax expense	4,712	2,213
Net income available to common shareholders	$18,051	$8,531

Financial ratios:
Return on average assets (1)	1.35%	1.11%
Return on average assets, adjusted (1) (2) (3)	1.45%	1.19%
Return on average equity (1)	13.98%	12.79%
Return on average equity, adjusted (1) (2) (3)	14.97%	13.79%
Net interest margin (1)	4.00%	3.77%
Efficiency ratio	63.2%	67.0%
Efficiency ratio, adjusted (2) (3)	60.5%	65.0%
Income per common share:
Basic	$0.94	$0.82
Basic, adjusted (2) (3)	$1.01	$0.89
Diluted	$0.93	$0.81
Diluted, adjusted (2) (3)	$1.00	$0.88

Average equity to average assets	9.65%	8.66%

(1) Annualized for the three months ended March 31, 2025 and 2024.
(2) Ratio has been adjusted for the non-recurring charges for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2025	2024
At period-end:
Total assets	$5,441,586	$5,441,589
Loans, net of allowance for credit losses	3,828,181	3,882,525
Loans held-for-sale, at fair value	5,261	6,614
Securities available for sale, at fair value	855,456	829,711
Total deposits	4,633,716	4,623,096
FHLB advances and other borrowings and Securities sold under agreements to repurchase	123,480	141,227
Subordinated notes and trust preferred debt	68,850	68,680
Shareholders' equity	532,936	516,682

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.23%	1.24%
Total nonaccrual loans to total loans	0.59%	0.61%
Nonperforming assets to total assets	0.42%	0.45%
Allowance for credit losses to nonaccrual loans	210%	202%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.1%	12.4%
Orrstown Bank	13.0%	12.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.8%	10.2%
Orrstown Bank	11.9%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.6%	10.0%
Orrstown Bank	11.9%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.6%	8.3%
Orrstown Bank	9.5%	9.1%

Book value per common share	$27.32	$26.65

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$64,376	$51,026
Interest-bearing deposits with banks	222,744	197,848
Cash and cash equivalents	287,120	248,874
Restricted investments in bank stocks	19,693	20,232
Securities available for sale (amortized cost of $886,782 and $864,920 at March 31, 2025 and December 31, 2024, respectively)	855,456	829,711
Loans held for sale, at fair value	5,261	6,614
Loans	3,875,985	3,931,214
Less: Allowance for credit losses	(47,804)	(48,689)
Net loans	3,828,181	3,882,525
Premises and equipment, net	51,729	50,217
Cash surrender value of life insurance	144,798	143,854
Goodwill	68,106	68,106
Other intangible assets, net	45,230	47,765
Accrued interest receivable	19,893	21,058
Deferred tax assets, net	36,206	42,647
Other assets	79,913	79,986
Total assets	$5,441,586	$5,441,589

Liabilities
Deposits:
Noninterest-bearing	$932,152	$894,176
Interest-bearing	3,701,564	3,728,920
Total deposits	4,633,716	4,623,096
Securities sold under agreements to repurchase and federal funds purchased	23,131	25,863
FHLB advances and other borrowings	100,349	115,364
Subordinated notes and trust preferred debt	68,850	68,680
Other liabilities	82,604	91,904
Total liabilities	4,908,650	4,924,907

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,721,340 shares issued and 19,509,642 outstanding at March 31, 2025; 19,722,640 shares issued and 19,389,967 outstanding at December 31, 2024	1,026	1027
Additional paid—in capital	421,445	423,274
Retained earnings	139,547	126,540
Accumulated other comprehensive loss	(24,024)	(26,316)
Treasury stock— 211,698 and 332,673 shares, at cost at March 31, 2025 and December 31, 2024, respectively	(5,058)	(7,843)
Total shareholders’ equity	532,936	516,682
Total liabilities and shareholders’ equity	$5,441,586	$5,441,589

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	March 31,
(Dollars in thousands, except per share amounts)	2025	2024
Interest income
Loans	$63,432	$36,233
Investment securities - taxable	8,944	4,584
Investment securities - tax-exempt	875	877
Short-term investments	2,268	956
Total interest income	75,519	42,650
Interest expense
Deposits	24,260	13,516
Securities sold under agreements to repurchase and federal funds purchased	84	25
FHLB advances and other borrowings	1,118	1,474
Subordinated notes and trust preferred debt	1,296	754
Total interest expense	26,758	15,769
Net interest income	48,761	26,881
(Recovery of) Provision for credit losses	(554)	298
Net interest income after (recovery of) provision for credit losses	49,315	26,583
Noninterest income
Service charges	2,395	1,200
Interchange income	1,427	911
Swap fee income	394	199
Wealth management income	5,415	3,102
Mortgage banking activities	302	458
Investment securities gains (losses)	13	(5)
Other income	1,678	765
Total noninterest income	11,624	6,630
Noninterest expenses
Salaries and employee benefits	20,388	13,752
Occupancy, furniture and equipment	4,675	2,639
Data processing	924	1,265
Advertising and bank promotions	499	398
FDIC insurance	824	441
Professional services	1,826	631
Taxes other than income	942	494
Intangible asset amortization	2,535	225
Merger-related expenses	1,649	672
Restructuring expenses	91	—
Other operating expenses	3,823	1,952
Total noninterest expenses	38,176	22,469
Income before income tax expense	22,763	10,744
Income tax expense	4,712	2,213
Net income	$18,051	$8,531
continued

	Three Months Ended
	March 31,	March 31,
	2025	2024
Share information:
Basic earnings per share	$0.94	$0.82
Diluted earnings per share	$0.93	$0.81
Dividends paid per share	$0.26	$0.20
Weighted average shares - basic	19,157	10,349
Weighted average shares - diluted	19,328	10,482

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	3/31/2025			12/31/2024			9/30/2024			6/30/2024			3/31/2024
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$203,347	$2,268	4.52%	$199,236	$2,492	4.96%	$184,465	$2,452	5.29%	$142,868	$1,864	5.25%	$74,523	$956	5.16%
Investment securities (1)(2)	865,126	10,052	4.65	849,389	9,887	4.66	849,700	10,123	4.77	538,451	6,114	4.54	519,851	5,694	4.39
Loans (1)(3)(4)(5)(6)	3,909,694	63,641	6.59	3,961,269	68,073	6.82	3,989,259	70,849	7.07	2,324,942	35,690	6.17	2,308,103	36,382	6.34
Total interest-earning assets	4,978,167	75,961	6.17	5,009,894	80,452	6.38	5,023,424	83,424	6.61	3,006,261	43,668	5.84	2,902,477	43,032	5.96
Other assets	447,530			454,271			491,719			204,863			196,295
Total assets	$5,425,697			$5,464,165			$5,515,143			$3,211,124			$3,098,772
Liabilities and Shareholders' Equity
Interest-bearing demand deposits(7)	$2,473,543	14,156	2.32	$2,522,885	15,575	2.45	$2,554,743	16,165	2.52	$1,649,753	10,118	2.47	$1,570,622	9,192	2.35
Savings deposits(7)	273,313	165	0.25	272,718	166	0.24	283,337	148	0.21	165,467	140	0.34	170,005	144	0.34
Time deposits	970,588	9,939	4.15	998,963	11,109	4.41	1,014,628	12,290	4.82	481,721	5,007	4.18	428,443	4,180	3.92
Total interest-bearing deposits	3,717,444	24,260	2.65	3,794,566	26,850	2.81	3,852,708	28,603	2.95	2,296,941	15,265	2.67	2,169,070	13,516	2.51
Securities sold under agreements to repurchase and federal funds purchased	26,163	84	1.30	21,572	67	1.23	23,075	96	1.66	13,412	27	0.81	12,010	25	0.85
FHLB advances and other borrowings	112,859	1,118	4.02	115,373	1,165	4.01	115,388	1,154	3.98	115,000	1,152	4.03	137,505	1,474	4.31
Subordinated notes and trust preferred debt	68,739	1,296	7.65	68,571	1,360	7.88	68,399	1,437	8.36	32,118	734	9.19	32,100	754	9.45
Total interest-bearing liabilities	3,925,205	26,758	2.76	4,000,082	29,442	2.92	4,059,570	31,290	3.07	2,457,471	17,178	2.81	2,350,685	15,769	2.70
Noninterest-bearing demand deposits	887,726			849,999			807,886			423,037			417,469
Other liabilities	89,077			97,685			110,017			57,828			62,329
Total liabilities	4,902,008			4,947,766			4,977,473			2,938,336			2,830,483
Shareholders' equity	523,689			516,399			537,670			272,788			268,289
Total	$5,425,697			$5,464,165			$5,515,143			$3,211,124			$3,098,772
Taxable-equivalent net interest income / net interest spread		49,203	3.41%		51,010	3.46%		52,134	3.55%		26,490	3.02%		27,263	3.26%
Taxable-equivalent net interest margin			4.00%			4.05%			4.14%			3.54%			3.77%
Taxable-equivalent adjustment		(442)			(437)			(437)			(387)			(382)
Net interest income		$48,761			$50,573			$51,697			$26,103			$26,881
Ratio of average interest-earning assets to average interest-bearing liabilities			127%			125%			124%			122%			123%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status in the three months ended March 31, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $6.6 million, $7.6 million, $7.3 million, $0.2 million, and $0.1 million for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Profitability for the quarter:
Net interest income	$48,761	$50,573	$51,697	$26,103	$26,881
(Recovery of) Provision for credit losses	(554)	1,755	13,681	812	298
Noninterest income	11,624	11,247	12,386	7,172	6,630
Noninterest expenses	38,176	42,930	60,299	22,639	22,469
Income (loss) before income taxes	22,763	17,135	(9,897)	9,824	10,744
Income tax expense (benefit)	4,712	3,451	(1,994)	2,086	2,213
Net income (loss)	$18,051	$13,684	$(7,903)	$7,738	$8,531

Financial ratios:
Return on average assets (1)	1.35%	1.00%	(0.57)%	0.97%	1.11%
Return on average assets, adjusted (1)(2)(3)	1.45%	1.22%	1.55%	1.09%	1.19%
Return on average equity (1)	13.98%	10.54%	(5.85)%	11.41%	12.79%
Return on average equity, adjusted (1)(2)(3)	14.97%	12.86%	15.85%	12.88%	13.79%
Net interest margin (1)	4.00%	4.05%	4.14%	3.54%	3.77%
Efficiency ratio	63.2%	69.4%	94.1%	68.0%	67.0%
Efficiency ratio, adjusted (2)(3)	60.5%	62.3%	60.2%	64.6%	65.0%

Per share information:
Income (loss) per common share:
Basic	$0.94	$0.72	$(0.41)	$0.74	$0.82
Basic, adjusted (2)(3)	1.01	0.87	1.12	0.84	0.89
Diluted	0.93	0.71	(0.41)	0.73	0.81
Diluted, adjusted (2)(3)	1.00	0.87	1.11	0.83	0.88
Book value	27.32	26.65	26.65	25.97	25.38
Book value, adjusted (2) (3)	27.38	28.40	28.24	26.12	25.44
Tangible book value(3)	21.99	21.19	21.12	24.08	23.47
Tangible book value, adjusted (2) (3)	22.06	22.94	22.72	24.23	23.53
Cash dividends paid	0.26	0.23	0.23	0.20	0.20

Average basic shares	19,157	19,118	19,088	10,393	10,349
Average diluted shares	19,328	19,300	19,226	10,553	10,482
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for all periods presented.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Noninterest income:
Service charges	$2,395	$2,050	$2,360	$1,283	$1,200
Interchange income	1,427	1,608	1,779	961	911
Swap fee income	394	597	505	375	199
Wealth management income	5,415	4,902	5,037	3,312	3,102
Mortgage banking activities	302	517	491	369	458
Other income	1,678	1,578	1,943	884	765
Investment securities gains (losses)	13	(5)	271	(12)	(5)
Total noninterest income	$11,624	$11,247	$12,386	$7,172	$6,630

Noninterest expenses:
Salaries and employee benefits	$20,388	$22,444	$27,190	$13,195	$13,752
Occupancy, furniture and equipment	4,675	4,893	4,333	2,705	2,639
Data processing	924	1,540	2,046	1,237	1,265
Advertising and bank promotions	499	878	537	774	398
FDIC insurance	824	955	862	419	441
Professional services	1,826	1,591	1,119	801	631
Taxes other than income	942	(312)	503	49	494
Intangible asset amortization	2,535	2,838	2,464	215	225
Provision for legal settlement	—	478	—	—	—
Merger-related expenses	1,649	3,887	16,977	1,135	672
Restructuring expenses	91	39	257	—	—
Other operating expenses	3,823	3,699	4,011	2,109	1,952
Total noninterest expenses	$38,176	$42,930	$60,299	$22,639	$22,469

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Balance Sheet at quarter end:
Cash and cash equivalents	$287,120	$248,874	$236,780	$132,509	$182,722
Restricted investments in bank stocks	19,693	20,232	20,247	11,147	11,453
Securities available for sale	855,456	829,711	826,828	529,082	514,909
Loans held for sale, at fair value	5,261	6,614	3,561	1,562	535
Loans:
Commercial real estate:
Owner occupied	617,854	633,567	622,726	371,301	364,280
Non-owner occupied	1,157,383	1,160,238	1,164,501	710,477	707,871
Multi-family	257,724	274,135	276,296	151,542	147,773
Non-owner occupied residential	168,354	179,512	190,786	89,156	91,858
Agricultural	134,916	125,156	129,486	25,551	25,909
Commercial and industrial	455,494	451,384	471,983	349,425	339,615
Acquisition and development:
1-4 family residential construction	40,621	47,432	56,383	32,439	22,277
Commercial and land development	227,434	241,424	262,317	129,883	118,010
Municipal	30,780	30,044	27,960	10,594	10,925
Total commercial loans	3,090,560	3,142,892	3,202,438	1,870,368	1,828,518
Residential mortgage:
First lien	464,642	460,297	451,195	271,153	270,748
Home equity – term	9,224	5,988	6,508	4,633	4,966
Home equity – lines of credit	295,820	303,561	303,165	192,736	189,966
Installment and other loans	15,739	18,476	18,131	8,713	8,875
Total loans	3,875,985	3,931,214	3,981,437	2,347,603	2,303,073
Allowance for credit losses	(47,804)	(48,689)	(49,630)	(29,864)	(29,165)
Net loans held for investment	3,828,181	3,882,525	3,931,807	2,317,739	2,273,908
Goodwill	68,106	68,106	70,655	18,724	18,724
Other intangible assets, net	45,230	47,765	46,144	1,974	2,189
Total assets	5,441,586	5,441,589	5,470,589	3,198,782	3,183,331
Total deposits	4,633,716	4,623,096	4,650,853	2,702,884	2,695,951
FHLB advances and other borrowings and Securities sold under agreements to repurchase	123,480	141,227	137,310	129,625	127,099
Subordinated notes and trust preferred debt	68,850	68,680	68,510	32,128	32,111
Total shareholders' equity	532,936	516,682	516,206	278,376	271,682

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.1%	12.4%	12.4%	13.3%	13.4%
Orrstown Bank	13.0%	12.4%	12.2%	13.1%	13.1%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.8%	10.2%	10.0%	11.1%	11.2%
Orrstown Bank	11.9%	11.2%	11.0%	12.0%	11.9%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.6%	10.0%	9.8%	11.1%	11.2%
Orrstown Bank	11.9%	11.2%	11.0%	12.0%	11.9%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.6%	8.3%	8.0%	8.9%	9.0%
Orrstown Bank	9.5%	9.1%	8.8%	9.5%	9.6%

Average equity to average assets	9.65%	9.45%	9.75%	8.50%	8.66%
Allowance for credit losses to total loans	1.23%	1.24%	1.25%	1.27%	1.27%
Total nonaccrual loans to total loans	0.59%	0.61%	0.68%	0.36%	0.56%
Nonperforming assets to total assets	0.42%	0.45%	0.49%	0.26%	0.40%
Allowance for credit losses to nonaccrual loans	210%	202%	184%	357%	226%

Other information:
Net charge-offs (recoveries)	$331	$3,002	$269	$113	$(42)
Classified loans	76,211	88,628	105,465	48,722	48,997
Nonperforming and other risk assets:
Nonaccrual loans	22,727	24,111	26,927	8,363	12,886
Other real estate owned	138	138	138	—	—
Total nonperforming assets	22,865	24,249	27,065	8,363	12,886
Financial difficulty modifications still accruing	5,127	4,897	9,497	—	—
Loans past due 90 days or more and still accruing	400	641	337	187	99
Total nonperforming and other risk assets	$28,392	$29,787	$36,899	$8,550	$12,985
(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $113.3 million and $115.9 million at March 31, 2025 and December 31, 2024, respectively. In addition, during the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, the Company incurred $1.6 million, $3.9 million, $17.0 million, $1.1 million and $0.7 million in in merger-related expenses, respectively. During the three months ended December 31, 2024 and September 30, 2024, the Company incurred other non-recurring charges totaling $0.5 million and $20.2 million, respectively.
Tangible book value per common share and the impact of the non-recurring expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Shareholders' equity (most directly comparable GAAP-based measure)	$532,936	$516,682	$516,206	$278,376	$271,682
Less: Goodwill	68,106	68,106	70,655	18,724	18,724
Other intangible assets	45,230	47,765	46,144	1,974	2,189
Related tax effect	(9,498)	(10,031)	(9,690)	(415)	(460)
Tangible common equity (non-GAAP)	$429,098	$410,842	$409,097	$258,093	$251,229

Common shares outstanding	19,510	19,390	19,373	10,720	10,705

Book value per share (most directly comparable GAAP-based measure)	$27.32	$26.65	$26.65	$25.97	$25.38
Intangible assets per share	5.33	5.46	5.53	1.89	1.91
Tangible book value per share (non-GAAP)	$21.99	$21.19	$21.12	$24.08	$23.47

(In thousands)	Three Months Ended
Adjusted Ratios for Non-recurring Charges	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Net income (loss) (A) - most directly comparable GAAP-based measure	$18,051	$13,684	$(7,903)	$7,738	$8,531
Plus: Merger-related expenses (B)	1,649	3,887	16,977	1,135	672
Plus: Executive retirement expenses (B)	—	35	4,758	—	—
Plus: Provision for credit losses on non-PCD loans (B)	—	—	15,504	—	—
Plus: Provision for legal settlement (B)	—	478	—	—	—
Less: Related tax effect (C)	(368)	(1,386)	(7,915)	(139)	(1)
Adjusted net income (D=A+B-C) - Non-GAAP	$19,332	$16,698	$21,421	$8,734	$9,202

Average assets (E)	$5,425,697	$5,464,165	$5,515,143	$3,211,124	$3,098,772
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.35%	1.00%	(0.57)%	0.97%	1.11%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	1.45%	1.22%	1.55%	1.09%	1.19%

Average equity (F)	$523,689	$516,399	$537,670	$272,788	$268,289
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	13.98%	10.54%	(5.85)%	11.41%	12.79%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	14.97%	12.86%	15.85%	12.88%	13.79%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,157	19,118	19,088	10,393	10,349
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$0.94	$0.72	$(0.41)	$0.74	$0.82
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$1.01	$0.87	$1.12	$0.84	$0.89

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,328	19,300	19,226	10,553	10,482
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$0.93	$0.71	$(0.41)	$0.73	$0.81
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$1.00	$0.87	$1.11	$0.83	$0.88

continued
(1) Annualized

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Noninterest expense (I) - most directly comparable GAAP-based measure	$38,176	$42,930	$60,299	$22,639	$22,469
Less: Merger-related expenses (B)	(1,649)	(3,887)	(16,977)	(1,135)	(672)
Less: Executive retirement expenses (B)	—	(35)	(4,758)	—	—
Less: Provision for legal settlement (B)	—	(478)	—	—	—
Adjusted noninterest expense (J = I - B) - Non-GAAP	$36,527	$38,531	$38,564	$21,504	$21,797

Net interest income (K)	$48,761	$50,573	$51,697	$26,103	$26,881
Noninterest income (L)	11,624	11,247	12,386	7,172	6,630
Total operating income (M = K + L)	$60,385	$61,820	$64,083	$33,275	$33,511

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	63.2%	69.4%	94.1%	68.0%	67.0%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	60.5%	62.3%	60.2%	64.6%	65.0%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at March 31, 2025:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,952	$2,768	27%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	3,808	3,792	28	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	9	78,231	77,955	11	1	47	33	7	12	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,943	1,710	7	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	2	13,966	14,022	30	—	—	—	—	—	100
Non-Agency RMBS	2	16,323	14,726	16	100	—	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	11	99,248	89,952		17	76	7	—	—	—
Municipal - Revenue	14	120,676	107,154		—	82	12	—	—	6
SBA ReRemic (5)	—	2,095	2,087		—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	1	5,511	5,629		—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	19	164,144	162,334		—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	40	355,699	352,729		—	100	—	—	—	—
U.S. Treasury securities	2	20,040	18,417		—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	1,939	1,974		—	—	52	48	—	—
	100%	$886,575	$855,249		4%	87%	5%	1%	—%	3%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; the possibility that the anticipated benefits of the merger with Codorus Valley Bancorp are not realized when expected or at all; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2024 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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